Exhibit 99.1

Corvus Gold Identifies New High-Grade Gold Zone and Expands NW Sierra Blanca Target Area, North Bullfrog Project, NV

Highlights: 3.1m @ 5 g/t Gold & 42.0 g/t Silver within 19.8m @ 1.7 g/t Gold & 12 g/t Silver (99m @ 0.6 g/t Au and 4 g/t Silver)

VANCOUVER, Jan. 19, 2016 /CNW/ - Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces its most recent intercepts from the newly discovered NW Sierra Blanca Zone which appears to be analogues to the high-grade YellowJacket Deposit located 700 metres to the west (Table 1).   The new high-grade intercept of 3.1 metres of 5 grams per tonne (g/t) Au and 42.0 g/t Ag within a broader 99 metres of 0.64 g/t Au and 4.1 g/t Ag is approximately 100 metres North of the initial discovery of the NW Sierra Blanca Zone (NR15-15, Nov 3, 2015).  This is a high priority target area for follow-up drilling in the 2016 drill program.

This new shallow zone of gold and silver mineralization trends to the NNE along the margin of the previously defined Sierra Blanca Deposit and now has a direct intrusive association which we believe increases the systems potential.  To date all the of the holes drilled under the shallow pediment cover to the west of the Sierra Blanca Deposit have intersected thick zones of low-grade mineralization with several intervals of +1 g/t gold.  We believe these features indicate potential for a large new deposit adjacent to the existing pit design (Figure 1).

Jeffrey Pontius Corvus Gold CEO states… "The continued positive results from the new NW Sierra Blanca discovery are encouraging and indicate we may be onto a new gold and silver deposit in the District.  Further, this new discovery is on the margin of the currently designed pit which was subject to the preliminary economic assessment (PEA) we released last June.  As we advance our District-wide exploration of this new Nevada gold-silver discovery we are continually impressed with the size and quality of the system."

Table 1: Follow-up Results from NW Sierra Blanca Zone
(Reported drill intercepts are not true widths.  At this time, there is insufficient data with respect to the shape of the mineralization to calculate its true orientation in space.)

	From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-15-279	86.87	184.4	97.53	0.34	1.19
AZ 085 incl	102.11	103.63	1.52	1.12	2.57
dip -55 incl	123.44	124.97	1.52	1.18	0.96

NB-15-280	85.34	86.87	1.52	0.44	0.20
AZ 085 dip -55	163.07	166.12	3.05	0.18	0.17
	187.45	198.12	10.67	0.15	0.05

NB-15-281	134.11	137.16	3.05	0.37	0.33
AZ 085 dip-50	160.02	163.07	3.05	0.13	0.31
	167.64	175.26	7.62	0.13	0.82
	181.36	196.6	15.24	0.13	0.48
	205.74	228.98	23.24	0.28	0.53

NB-15-282	64.01	163.07	99.06	0.64	4.08
including	79.25	99.06	19.81	1.69	12.33
including	88.77	83.82	3.05	4.97	42.0
AZ 090 dip -50	167.64	202.69	35.05	0.16	0.61

Previously releases NW Sierra Blanca/Rhyolite Zone Results (shown on Figure 1 map)

	From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-15-267	77.72	82.3	4.58	0.147	0.35
Azi 300 Incl -55	99.06	108.2	9.14	0.346	1.02
	112.78	323.08	210.31	0.472	1.41
including vein/sw	173.74	184.4	10.66	3.471	3.59
including vein/sw	210.31	211.84	1.52	1.01	1.37
including vein/sw	225.55	227.08	1.52	1.09	2.76

NB-15-268	39.62	48.77	9.15	0.27	0.45
AZ 090 dip -50	53.34	96.01	42.67	0.45	0.61
including	86.87	88.39	1.52	1.15	1.51
	108.2	112.78	4.58	0.21	0.04

NB-15-269	13.72	19.81	6.09	0.64	0.77
AZ 090 dip -55	54.86	62.48	7.62	0.37	1.1
	92.96	112.78	19.82	1.28	1.8
	167.64	172.21	4.57	0.23	0.5

NB-15-270	45.72	54.86	9.14	0.35	0.58
AZ 090 dip -60	82.3	109.73	27.43	0.43	1.47
including	85.34	86.86	1.52	1.05	1.02
	118.87	144.78	25.91	0.29	0.59

* Mineralized thickness calculated @ 0.10 g/t Au cutoff with internal vein/stockwork intervals calculated @ 1.0 g/t Au cutoff

New NW Sierra Blanca Zone

The new NW Sierra Blanca Zone is covered by a thin (<20m) veneer of post-mineral, gravel and volcanic rocks counselling it from earlier detection. The zone appears to be dominated by two structural zones, the north-south NW Sierra Blanca Zone and the NE trending Rhyolite Zone.  The high-grade intercept in hole NB-15-282 is hosted by a highly altered dacitic dike within the Sierra Blanca Tuff. The dike is interpreted to occupy a major structural conduit within the larger Sierra Blanca mineralized system.  Follow-up drilling will be conducted to determine the orientation and size of the high-grade system.  This new intrusion related gold discovery and the many broad surrounding intercepts suggests good potential for the Sierra Blanca/Yellowjacket system to expand to the west and northwest under the shallow pediment cover which could significantly expand the current deposit.

Figure1. Drill hole map showing the new NW Sierra Blanca and Rhyolite Zones with 2015 drill hole locations and select intercepts.

 About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

The North Bullfrog project includes numerous prospective gold targets at various stages of exploration with four having NI 43-101 mineral resources (Sierra Blanca, Jolly Jane, Mayflower and YellowJacket).   The project contains a measured mineral resource of 3.86 Mt at an average grade of 2.55 g/t gold and 19.70 g/t silver, containing 316.5k ounces of gold and 2,445k ounces of silver, an indicated mineral resource of 1.81 Mt at an average grade of 1.53 g/t gold, and 10.20 g/t silver, containing 89.1k ounces of gold and 593.6k ounces of silver and an inferred resource of 1.48 Mt at an average grade of 0.83 g/t gold and 4.26 g/t silver, containing 39.5k ounces of gold and 202.7k ounces of silver for oxide mill processing.  The mineral resource for the mill process was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.52 g/t gold. In addition, the project contains a measured mineral resource of  0.3 Mt at an average grade of 0.25 g/t gold and 2.76 g/t silver, containing 2.4k ounces of gold and 26.6k ounces of silver, an indicated mineral resource of 22.86 Mt at an average grade of 0.30 g/t gold and 0.43 g/t silver, containing 220.5k ounces of gold and 316.1k ounces of silver and an inferred mineral resource of 176.3 Mt at an average grade of 0.19 g/t gold and 0.67 g/t silver, containing 1,077.4k ounces of gold and 3,799.2k ounces of silver for oxide, heap leach processing. The mineral resource for heap leach processing was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.15 g/t.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by National Instrument 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold's Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to ALS Chemex in Reno, Nevada, for preparation and then on to ALS Chemex in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Chemex's quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

For additional information on the North Bullfrog project, including information relating to exploration, data verification and the mineral resource estimates, see "Technical Report and Preliminary Economic Assessment for Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, NYE County, Nevada" dated June 16, 2015, which is available under Corvus Gold's SEDAR profile at www.sedar.com.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at North Bullfrog, Nevada.  In addition the Company controls a number of other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the potential for new deposits and expected increases in a systems potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company's belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's 2013 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company's most recent filings with the United States Securities and Exchange Commission (the "SEC").  All of the Company's Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the "CIM Standards") as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7").  Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts.  The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE Corvus Gold Inc.

%CIK: 0001507964

For further information: Ryan Ko, Investor Relations, Email: info@corvusgold.com, Phone: 1-844-638-3246 (toll free) or (604) 638-3246, Fax: (604) 408-7499

CO: Corvus Gold Inc.

CNW 08:00e 19-JAN-16